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                                                                    EXHIBIT 23.2

    As independent public auditors, we hereby consent to the use in this Registration Statement of our report dated March 19, 1999, on United Telekabel Holding N.V. as of December 31, 1998, and for the period from August 6, 1998, (commencement of operations) until December 31, 1998, included in this Registration Statement, and to all references to our Firm included in this Registration Statement.

                                        Arthur Andersen

Amstelveen, The Netherlands
December 13, 1999